Exhibit 23.3

RP® FINANCIAL, LC.

Financial Services Industry Consultants

May 2, 2006

Board of Directors

Newport Federal Savings Bank

100 Bellevue Avenue

Newport, Rhode Island 02840

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Amended Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, and in Amendment No. 1 to the Registration Statement No. 333-132582 on Form S-1 of Newport Bancorp, Inc., and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Newport Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely, RP® FINANCIAL, LC.

Washington Headquarters Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594